Exhibit 23.4

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We consent to the incorporation by reference in this Registration Statement of The Williams Companies, Inc. on Form S-4 of the reference to us appearing on page 17 in the Annual Report on Form 10-K of The Williams Companies, Inc. for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ FREDERIC D. SEWELL
Name: Frederic D. Sewell
Title: Chairman and Chief Executive Officer

Dallas, Texas

September 9, 2004